UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 28, 2026

Date of Report (Date of earliest event reported)

Advanced Biomed Inc.

(Exact name of Company as specified in its charter)

Nevada	001-42548	87-2177170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

No. 689-85 Xiaodong Road, Yongkang District

Tainan City, Taiwan

(Address of principal executive offices)

886-6-3121716

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVB	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2026, Advanced Biomed Inc., a Nevada Corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”) relating to the issuance and sale of 4,000,000 shares of common stock (the “Purchased Shares”), par value $0.001 per share, of the Company (the “Common Stock”), at $0.062 per share for a total purchase price of $248,000 (the “Purchase Price”).

The transaction was closed and the Purchased Shares were issued on January 29, 2026.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent applicable. The Purchased Shares were issued in a private placement exempt from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation S promulgated thereunder.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Biomed Inc.

Date: February 2, 2026	By:	/s/ Yi Lu
Yi Lu
Chief Executive Officer

2